Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ford Motor Company
One American Road
Dearborn, Michigan

Re: Ford Motor Company Registration Statement
Nos. 33-64607, 33-54735, 33-54275, 33-50194,
33-36061, 33-14951, 2-95020, 333-28181,
333-49545, 333-58695, 333-47443, 333-86127,
333-37396, 333-38580, 333-40258, 333-61882,
333-72476, 333-101293 and 333-115339

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of Ford Motor Company of our report dated June 20, 2006 appearing in the annual report on Form 11-K of the Ford Motor Company Savings and Stock Investment Plan for Salaried Employees at December 31, 2004 and for the one-day period ended December 31, 2004.

/s/ Plante & Moran, PLLC

Southfield, Michigan
June 27, 2006

16